Exhibit 99.1
NewsRelease

TC PipeLines, LP to Release First Quarter 2018 Results on May 2

HOUSTON, Texas – April 16, 2018 – TC PipeLines, LP (NYSE: TCP) (the Partnership) will release its first quarter 2018 financial results on Wednesday, May 2, 2018. Nathan Brown, president-elect of the General Partner, will discuss the Partnership's financial results and latest developments in a teleconference and webcast on Wednesday, May 2 at 10 a.m. (CDT) / 11 a.m. (EDT).

Members of the investment community and other interested parties are invited to participate by calling 800.377.0758. Please dial in 10 minutes prior to the start of the call. No pass code is required. A live webcast will also be available through the Partnership's website at www.tcpipelineslp.com. Slides for the conference call will be posted on the Partnership's website under "Events and Presentations" prior to the webcast.

A replay of the teleconference will also be available two hours after the conclusion of the call and until 11 p.m. (CDT) and midnight (EDT) on May 9, 2018, by calling 800.408.3053, then entering pass code 8674443#.

About TC PipeLines, LP

TC PipeLines, LP is a Delaware master limited partnership with interests in eight federally regulated U.S. interstate natural gas pipelines which serve markets in the Western, Midwestern and Northeastern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TransCanada Corporation (NYSE:TRP). For more information about TC PipeLines, LP, visit the Partnership's website at www.tcpipelineslp.com.

Media Inquiries:
Grady Semmens
403.920.7859 or 800.608.7859

Unitholder and Analyst Inquiries:
Rhonda Amundson
877.290.2772
investor_relations@tcpipelineslp.com